--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 DSL.NET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transactions applies:
--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5) Total fee paid:
--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------

(3) Filing Party:
--------------------------------------------------------------------------------

(4) Date Filed:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 DSL.NET, INC.

                                                               April 26, 2000

Dear Stockholder:

   You are invited to attend the annual meeting of stockholders of DSL.net, Inc. to be held at 10:00 a.m., eastern daylight time, on Thursday, May 25, 2000 at the Omni New Haven Hotel at Yale, 155 Temple Street, New Haven, Connecticut 06510.

   Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you so desire, you can withdraw your proxy and vote in person at the annual meeting.

                                          Cordially,

                                          David F. Struwas
                                          President and Chief Executive
                                           Officer

                                 DSL.NET, INC.

                              545 Long Wharf Drive
                              New Haven, CT 06511
                                 (203) 772-1000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

TO THE STOCKHOLDERS OF DSL.net, Inc.:

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DSL.net, Inc., a Delaware corporation (the "Company"), will be held on May 25, 2000, at 10:00 a.m., eastern daylight time, at the Omni New Haven Hotel at Yale, 155 Temple Street, New Haven, Connecticut 06510, for the following purposes:

     1. To elect two members of the board of directors to serve for one year terms as Class I directors, to elect two members of the board of directors to serve for two year terms as Class II directors and to elect two members of the board of directors to serve for three year terms as Class III directors, each such director to serve for such term or until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal.

     2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

   Only stockholders of record at the close of business on April 17, 2000, the record date fixed by the board of directors, are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          Stephen Zamansky
                                          Secretary

New Haven, Connecticut
April 26, 2000

                               ----------------

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                 DSL.NET, INC.
                              545 Long Wharf Drive
                              New Haven, CT 06511

                                PROXY STATEMENT

                                                                  April 26, 2000

   This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders of DSL.net, Inc. to be held at the Omni New Haven Hotel at Yale, 155 Temple Street, New Haven, Connecticut 06510, on May 25, 2000, at 10:00 a.m., eastern daylight time, and any adjournments thereof. DSL.net's 1999 Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1999, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying notice and form of proxy were first sent or given to stockholders on or about April 26, 2000.

   The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting has been fixed by your board of directors as the close of business on April 17, 2000. As of that date, 65,023,232 shares of common stock, par value $.0005 per share, of DSL.net were outstanding and entitled to vote at the annual meeting. Holders of DSL.net common stock are entitled to cast one vote for each share held of record at the close of business April 17, 2000 on each matter submitted to a vote at the annual meeting.

   Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the annual meeting and vote in person. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of DSL.net, or by voting in person at the annual meeting. If a stockholder is not attending the annual meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the annual meeting. The persons named as proxies are officers and employees of DSL.net. With respect to the election of directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." In addition to the election of directors, the stockholders will consider and vote upon a proposal to ratify the selection of the firm of PricewaterhouseCoopers LLP as DSL.net's auditors for the fiscal year ending December 31, 2000. Where a proxy is properly signed and returned without indicating any voting instructions regarding the foregoing matters, the shares represented by the proxy will be voted FOR the proposal.

   A majority in interest of the outstanding shares of DSL.net common stock entitled to vote and represented at the annual meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Broker "non-votes" on any matter shall be deemed not to have been voted on such matter. The vote on each matter submitted to stockholders is tabulated separately.

   The DSL.net board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2000, by:

  . each person known by us to be the beneficial owner of more than 5% of our common stock;

  .  each named executive officer in the Summary Compensation Table below;

  .  each of our directors; and

  .  all executive officers and directors as a group.

   Unless otherwise noted below, the address of each person listed on the table is c/o DSL.net, Inc., 545 Long Wharf Drive, New Haven, CT 06511, and each person has sole voting and investment power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock issuable by us to a person pursuant to options or warrants which may be exercised within 60 days after March 31, 2000 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person.

                                                            Shares
                                                         Beneficially Percent
                                                            Owned     of Class
                                                         ------------ --------
   David F. Struwas.....................................   3,999,000    6.22%
   Raymond C. Allieri(1)................................     690,461    1.07
   Robert Q. Berlin(2)..................................     644,060       *
   Alan A. Bolduc(3)....................................     506,540       *
   Robert Gilbertson(4).................................     666,500    1.03
   James D. Marver(5)...................................  22,089,363   34.27
   William J. Marshall(6)...............................  22,289,313   34.47
   William Seifert(7)...................................   4,101,268    6.36
   Paul K. Sun..........................................   3,097,892    4.82
   The VantagePoint Entities(8).........................  21,956,063   34.14
    1001 Bayhill Drive
    Suite 100
    San Bruno, CA 94066
   Prism Venture Partners II, L.P.(9)...................   4,101,268    6.36
    100 Lowder Brook Drive
    Suite 2500
    Westwood, MA 02090
   The Oak Entities(10).................................   3,629,677    5.64
    One Gorham Island
    Westport, CT 06830
   All executive officers and directors as a group (12
    persons)(13)........................................  38,424,150   57.35%

--------
  * Indicates less than 1%.
 (1) Includes 435,583 shares held by Mr. Allieri issuable in connection with options that are exercisable within 60 days after March 31, 2000.
 (2) Includes 644,060 shares held by Mr. Berlin issuable in connection with options that are exercisable within 60 days after March 31, 2000.

 (3) Includes 406,540 shares held by Mr. Bolduc issuable in connection with options that are exercisable within 60 days after March 31, 2000.
 (4) Includes 333,250 shares held by Mr. Gilbertson issuable in connection with options that are exercisable within 60 days after March 31, 2000.
 (5) Includes 133,300 shares issuable to Mr. Marver in connection with options that are exercisable within 60 days after March 31, 2000. Also includes shares beneficially owned by the VantagePoint entities as set forth in footnote 8. Mr. Marver is a member of the general partner of each of the VantagePoint entities. Mr. Marver may be deemed to share voting and investment power with respect to such shares and disclaims beneficial ownership of such shares.
 (6) Includes 333,250 shares issuable to Mr. Marshall in connection with options that are exercisable within 60 days after March 31, 2000. Also includes shares beneficially owned by the VantagePoint entities as set forth in footnote 8. Mr. Marshall is a member of the general partner of each of the VantagePoint entities. Mr. Marshall may be deemed to share voting and investment power with respect to such shares and disclaims beneficial ownership of such shares.
 (7) Includes 133,300 shares issuable to Mr. Seifert in connection with options that are exercisable within 60 days after March 31, 2000. Mr. Seifert has executed an agreement whereby the proceeds of a sale of shares of common stock issued to him upon exercise of these options will be transferred to Prism Venture Partners II, L.P. and he therefore disclaims beneficial ownership of such shares. Includes 3,967,968 shares held by Prism Venture Partners II, L.P., of which Prism Investment Partners II, L.P. is the general partner, of which Prism Venture Partners II, L.L.C. is the general partner. Mr. Seifert is a managing director of Prism Venture Partners II, L.L.C. Mr. Seifert may be deemed to share voting and investment power with respect to such shares and disclaims beneficial ownership of such shares.
 (8) Includes 6,781,164 shares and warrants to purchase 27,770 shares held by VantagePoint Venture Partners 1996, L.P., of which VantagePoint Associates, L.L.C. is the general partner. Also includes 13,562,330 shares and warrants to purchase 55,544 shares held by VantagePoint Communications Partners, L.P., of which VantagePoint Communications Associates, LLC is the general partner, and 1,529,255 shares held by VantagePoint Venture Partners III (Q), L.P., of which VantagePoint Venture Associates III, L.L.C. is the general partner.
 (9) Includes 133,300 shares issuable to Mr. Seifert in connection with options that are exercisable within 60 days after March 31, 2000. Mr. Seifert has executed an agreement whereby the proceeds of all options to purchase shares of common stock held by him will be transferred to Prism Venture Partners II, L.P. and he therefore disclaims beneficial ownership of such shares.
(10) Includes 3,560,714 shares held by Oak Investment Partners VIII, L.P., of which Oak Associates VIII, LLC is the general partner. Also includes 68,963 shares held by Oak VIII Affiliates Fund, L.P., of which Oak VIII Affiliates Fund, LLC is the general partner.
(11) See Notes 1 through 7. Also includes shares owned by executive officers and shares issuable to executive officers in connection with options which are exercisable within 60 days after March 31, 2000.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

   Our current board of directors met twenty times and took action by written consent four times during the fiscal year ended December 31, 1999. Each of the directors attended at least 75% of the aggregate of all meetings of the board of directors and all committees of the board of directors on which he then served held during fiscal 1999, other than Mr. Seifert who attended approximately 70.4% of the aggregate of all such meetings.

   Our current compensation committee was appointed in September 1999 and consists of Messrs. Gilbertson and Seifert. The compensation committee is responsible for developing executive compensation policies and advising your board of directors with respect to such policies and administers our 1999 Stock Plan and 1999 Employee Stock Purchase Plan. All decisions of the compensation committee are currently subject to the review and approval of the board of directors. The compensation committee met eight times and did not act by written consent during fiscal 1999.

   Our audit committee consists of Messrs. Gilbertson, Marshall and Seifert. The audit committee is responsible for reviewing the financial reports and other financial information provided by DSL.net to you or to the general public; reviewing the adequacy of DSL.net's internal controls, the independence of DSL.net's independent auditor, and DSL.net's process of compliance with laws and any codes of conduct adopted by DSL.net; and periodically reviewing DSL.net's processes for producing financial data and identifying key business, financial and other risks. Our audit committee must report to the board of directors when asked to do so. The audit committee met three times and did not act by written consent during fiscal 1999.

                             ELECTION OF DIRECTORS

   Pursuant to our Amended and Restated Certificate of Incorporation, on and after the date of this annual meeting, the board of directors will be divided into three classes. Two directors shall serve in each of Class I, Class II and Class III. This is the first annual meeting of stockholders at which directors will be elected to serve in separate classes; therefore, you will elect two Class I directors for a term expiring in one year, two Class II directors for a term expiring in two years and two Class III directors for a term expiring in three years. Thereafter, each director will be elected for a three-year term, with one class of directors being elected at each annual meeting of stockholders. The members of each class were determined by the board of directors at a meeting held on March 22, 2000. Each director will hold office until that director's successor has been elected and qualified or until his earlier death, resignation or removal. The directors are elected by a plurality of votes cast by stockholders. Our by-laws state that the number of directors constituting the entire board of directors shall be determined by resolution of the board of directors. The number of directors currently fixed by our board of directors is six.

   The nominees are William Seifert and Paul K. Sun as Class I directors, Robert Gilbertson and William J. Marshall as Class II directors, and James D. Marver and David F. Struwas as Class III directors. Shares represented by all proxies received by the DSL.net board of directors and not so marked as to withhold authority to vote for any individual nominee (by writing that individual director's name where indicated on the proxy) will be voted FOR the election of all the nominees named above (unless one or more nominees are unable or unwilling to serve). The board of directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

Compensation of Directors

   We currently do not provide cash compensation, other than reimbursement of expenses, to any member of our board of directors. In February 1999, our board of directors approved the grant of non-qualified stock options to purchase 333,250 shares of our common stock to each of Mr. Gilbertson and Mr. Marshall for their services as directors and 79,980 shares to Mr. Marver for his service as our advisor, in each case at an exercise price of $0.0375 per share. In July 1999, our board of directors approved additional grants of non-qualified stock options to purchase 53,320 and 133,300 shares of our common stock to Messrs. Marver and Seifert, respectively, for their service as directors, at an exercise price of $7.3893 per share. Mr. Seifert has executed an agreement whereby the proceeds of a sale of shares of common stock issued to him upon exercise of these options will be transferred to Prism Venture Partners II, L.P. and he therefore disclaims beneficial ownership of such shares. Each of the options granted to our directors provides that all shares subject to the option are immediately exercisable subject to our right to repurchase all of the shares up until one year following the date of grant, at which time our right to repurchase terminates with respect to 25% of the shares originally granted. Thereafter, our right to repurchase terminates monthly over the next 36 months with respect to approximately 2.08% of the shares originally granted under the option. The board of directors has also provided that our right to repurchase shares relating to an option granted under the 1999 stock plan to a member of our board of directors will terminate immediately upon a change of control. In addition, the option granted to Mr. Gilbertson provides that DSL.net's right to repurchase shares issued upon exercise of his option will terminate in full in the event he is removed as a director for any reason other than in connection with a change of control of DSL.net.

Occupations of Directors and Officers

   Set forth below is information relating to the directors and executive officers as of the date of the annual meeting:

   Name                         Age                    Position
   ----                         ---                    --------
   Paul K. Sun.................  40 Chairman of the Board, Director and Chief
                                    Technology Officer
   David F. Struwas............  52 President, Chief Executive Officer and
                                    Director
   Raymond C. Allieri..........  40 Senior Vice President, Sales and Marketing
   Robert Q. Berlin............  34 Chief Financial Officer and Vice President,
                                    Strategic Planning
   Alan A. Bolduc..............  45 Vice President, Operations
   John M. Jaser...............  40 Vice President, Technology
   Barry C. Winkle.............  55 Chief Operating Officer
   Stephen Zamansky............  30 Vice President and General Counsel
   Robert Gilbertson(1)(2).....  59 Director
   William J. Marshall(1)......  44 Director
   James D. Marver.............  50 Director
   William Seifert(1)(2).......  50 Director

--------
(1) Member of the audit committee
(2) Member of the compensation committee

   Paul K. Sun has served as a director since January 1999 and Chairman of the board of directors since February 1999. In addition, he has also served as Chief Technology Officer since December 1998. From February 1997 to December 1998, Mr. Sun was a Director at PairGain Technologies, Inc. From December 1995 to February 1997, he was President and Chief Executive Officer of Avidia Systems, Inc., an ATM switch vendor, which was acquired by PairGain Technologies, Inc. in February 1997. From 1989 to 1995, Mr. Sun held various management positions at TranSwitch Corporation, a now-public telecommunications-oriented semiconductor company.

   David F. Struwas joined DSL.net in August 1998 and has served as our President and Chief Executive Officer since November 1998 and as a director since January 1999. From January 1997 to August 1998, Mr. Struwas was a General Manager for Brooks Fiber-Worldcom. From May 1980 to January 1997, Mr. Struwas held various positions at Southern New England Telephone, most recently as Director of Marketing.

   Raymond C. Allieri has served as Senior Vice President, Sales and Marketing since June 1999. From 1988 to 1999, Mr. Allieri held various positions at MCI WorldCom Communications Corporation, most recently as Senior Vice President, Local Market Strategy and Development.

   Robert Q. Berlin has served as Chief Financial Officer and Vice President, Strategic Planning since July 1999, as Vice President, Strategic Planning since May 1999 and as Executive Director, Strategic Planning from January 1999 to May 1999. From December 1997 to January 1999, Mr. Berlin was Managing Director of Rice Sangalis Toole & Wilson, a private investment firm. From August 1994 to December 1997, he held various positions, including Managing Director, at GE Capital Corporation.

   Alan A. Bolduc has served as Vice President, Operations since November 1998. From June 1998 to November 1998, Mr. Bolduc was Managing Director of Cablevision Lightpath of CT, Inc., a competitive carrier subsidiary of Cablevision. From January 1995 to May 1998, he was a General Manager at Brooks Fiber Communications of CT, Inc.

   John M. Jaser has served as Vice President, Technology since May 1999. Mr. Jaser served as our President from March 1998 to November 1998 and was responsible for business development from November 1998 to May 1999. From January 1992 to March 1998, Mr. Jaser was the President and Chief Executive Officer of FutureComm, Inc., a consulting firm specializing in network planning, architecture and design.

   Barry C. Winkle has served as Chief Operating Officer since March 2000. From December 1997 to March 2000, Mr. Winkle was President of The Enterprise Group, a management consulting firm. From March 1994 to December 1997, he held various positions at Pocket Communications, Inc., a wireless communications company, most recently as Executive Vice President.

   Stephen Zamansky has served as Vice President and General Counsel since May 1999. From August 1997 to May 1999, Mr. Zamansky was an associate at Day, Berry & Howard LLP. From October 1995 to August 1997, he was an associate at Sullivan & Cromwell. From August 1994 to August 1995, Mr. Zamansky was a legal clerk for a justice at the Supreme Judicial Court of Massachusetts.

   Robert Gilbertson has served as a director since January 1999. Mr. Gilbertson has served as a consulting venture partner at Sprout Group since October 1999. In addition, Mr. Gilbertson has served as Chairman of the board of directors of Network Computing Devices, Inc. since August 31, 1999 and as President and Chief Executive Officer from May 1996 to August 31, 1999. From April 1996 to April 1997, Mr. Gilbertson also served as Chairman of Avidia Systems Inc. From January 1992 to May 1996, Mr. Gilbertson served as President and a director of CMX Systems, Inc., a manufacturer of precision measurement and positioning products.

   William J. Marshall has served as a director since January 1999. Mr. Marshall has been a Managing Partner at VantagePoint Venture Partners since 1998 and served as Senior Advisor from 1996 to 1998. From 1986 to 1997, Mr. Marshall was Senior Managing Director and Chief Technology Officer of the Communications Technologies Group at Bear Stearns & Co. Inc. Mr. Marshall is a Co-Founder of the ATM Forum and was also a Board member of the Securities Industry Association Technology Committee.

   James D. Marver has served as a director since April 1999. Mr. Marver has been a Managing Partner at VantagePoint Venture Partners since co-founding the firm in 1996. From 1988 to 1996, Mr. Marver was Senior Managing Director and Head of the Global Technology Group at Bear Stearns & Co. Inc., as well as Head of the San Francisco Investment Banking office. Mr. Marver earned a B.A. from Williams College and Ph.D. from the University of California at Berkeley.

   William Seifert has served as a director since April 1999. Mr. Seifert has been a General Partner of Prism Venture Partners since October 1998. From November 1997 to October 1998, Mr. Seifert was a consultant and private investor. Mr. Seifert founded Agile Networks, Inc. in November 1991 and served as its Chief Executive Officer until November 1997. Previously, he was a founder and Chief Technology Officer of Wellfleet Communications, and a founder of Interlan, Inc. Mr. Seifert is a director of Digital Lightwave, Inc.

      COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Summary Compensation Table

   The following summary compensation table sets forth the total compensation paid or accrued for the 1998 fiscal year for our Chief Executive Officer and for the 1999 fiscal year for our named executive officers, including our Chief Executive Officer and the three most highly compensated executive officers who were serving as of December 31, 1999. No other executive officer had compensation in excess of $100,000 during the years ended December 31, 1998 or 1999.

                           SUMMARY COMPENSATION TABLE

                                                               Long Term Compensation
                                                               -----------------------
                                                    Restricted Securities  All Other
   Name and Principal                                 Stock    Underlying Compensation
        Position          Year Salary ($) Bonus ($)  Award(s)   Options       ($)
   ------------------     ---- ---------- --------- ---------- ---------- ------------
David F. Struwas........  1999  $123,244       --      --            --     $44,585(1)
 President and Chief      1998  $ 29,867   $35,000     --            --     $ 6,682(2)
 Executive Officer

Raymond C. Allieri......  1999  $ 89,450   $45,000     --       $933,100        --
 Senior Vice President,
 Sales and Marketing

Robert Q. Berlin........  1999  $102,559       --      --       $679,880        --
 Chief Financial Officer
 and Vice President,
 Strategic Planning

Alan A. Bolduc..........  1999  $116,042       --      --       $506,540        --
 Vice President,
 Operations

--------
(1) Consists of an amount equal to the fair market value of common stock, as determined by your board of directors, awarded in March 1999, plus an amount equal to taxes due on such amount. Based upon subsequent events such as the issuance of the Series C preferred stock (which later converted into common stock in connection with our initial public offering in October
    1999) we have recorded noncash stock compensation expense of $602,587 relating to these shares of common stock.
(2) Consists of an amount equal to the fair market value of common stock, as determined by your board of directors, purchased in December 1998 in exchange for a promissory note. The note was subsequently cancelled in full satisfaction of our obligation to pay additional compensation under an agreement entered into in December 1998. Based on subsequent events, we have recorded noncash stock compensation expenses of $895,363 relating to these shares of common stock.

Option Grants in Last Fiscal Year

   The following table provides information concerning grants of options to purchase common stock made during the period January 1, 1999 through December 31, 1999 to the named executive officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                         Number of
                         Securities    Options     Exercise                 Potential Net
                         Underlying   Granted to   Price or              Realizable Value(2)
                          Options     Employees      Base    Expiration ---------------------
Name                     Granted(1) in Fiscal Year Price ($)    Date        5%        10%
----                     ---------- -------------- --------- ---------- ---------- ----------
David F. Struwas........      --          --           --          --          --         --
Raymond C. Allieri......  933,100       19.95%      0.5251     6/01/09  $  308,140 $  780,887
Robert Q. Berlin........  319,920         6.8%      0.0675     3/30/09  $   13,581 $   34,416
Robert Q. Berlin........  159,960         3.4%      0.3938     4/29/09  $   39,615 $  100,393
Robert Q. Berlin........  200,000         4.3%      8.3750    10/12/09  $1,053,399 $2,669,519
Alan A. Bolduc..........  346,580         7.4%      0.0375     2/19/09  $    8,174 $   20,713
Alan A. Bolduc..........  159,960         3.4%      0.3938     4/29/09  $   39,615 $  100,393

--------
(1) Except with respect to options to purchase 687,956 and 47,760 shares of our common stock granted to Mr. Allieri and Mr. Berlin, respectively, these options are currently exercisable subject to our right to repurchase 100% of the shares until one year following either the date of grant or the one year employment anniversary of the person, at which time our right to repurchase terminates with respect to 25% of the shares originally granted. Thereafter, our right to repurchase terminates monthly over each of the next months with respect to approximately 2.08% of the shares originally granted under the option. Options to purchase 687,956 and 47,760 shares of our common stock granted to Mr. Allieri and Mr. Berlin, respectively, become exercisable at various times over a four-period.
(2) We recommend caution in interpreting the financial significance of the figures representing the potential realizable value of the stock options. Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of our common stock. There can be no guarantee that the market value of the common stock will reflect the rates of appreciation assumed in this table at the time that the options are exercisable and no longer subject to our right to repurchase.

Option Exercises and Fiscal Year End Values

   The following table sets forth information regarding option exercises by each of the named executive officers during the fiscal year ended December 31, 1999, the number of securities underlying unexercised options and the value of exercisable and unexercisable options held by the named executive officers as of December 31, 1999:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                     Number of Securities             Value of Unexercised
                         Underlying                 Underlying Unexercised           In-the-Money Options at
                           Shares                Options at December 31, 1999         December 31, 1999(1)
                         Acquired on    Value    --------------------------------   -------------------------
  Name                    Exercise   Realized($)  Exercisable      Unexercisable    Exercisable Unexercisable
  ----                   ----------- ----------- --------------   ---------------   ----------- -------------
David F. Struwas........     --          --                   --                --         --           --
Raymond C. Allieri......     --          --               245,144           687,956 $3,410,664   $9,571,463
Robert Q. Berlin........     --          --               632,120            47,760 $7,766,951   $  289,569
Alan A. Bolduc..........     --          --               506,540               --  $7,237,435          --

--------
(1) Value is based on the difference between the option exercise price and $14.438, the fair market value of our common stock on December 31, 1999, the last trading day for the fiscal year ended 1999, multiplied by the number of shares of common stock underlying the options.

                               BOARD OF DIRECTORS
                        REPORT ON EXECUTIVE COMPENSATION

Introduction

   As of September 1999, the compensation committee of the board of directors is responsible for developing executive compensation policies and advising your board of directors with respect to such policies and administering the 1999 Stock Plan and the 1999 Employee Stock Purchase Plan. Robert Gilbertson and William Seifert, both non-employee directors, are currently the members of the compensation committee. The committee's goal is to create and implement a compensation program which will attract and retain talented executives and provide incentives to management to enhance DSL.net's performance by basing a significant portion of annual and long-term compensation on achievement of targeted levels of performance. All decisions of the compensation committee are currently subject to the review and approval of your board of directors.

Executive Compensation Program

   DSL.net's executive compensation program consists of two elements: salary and equity interests in the form of restricted stock or stock options. In addition, the board of directors approved the payment of bonuses in limited circumstances during fiscal 1999. This program applies to DSL.net's key management positions, including the position of Chief Executive Officer. All of DSL.net's executives also are eligible for employee benefits offered to all DSL.net employees, including life, health, disability and dental insurance, and DSL.net's 401(k) profit sharing plan and the DSL.net Employee Stock Purchase Plan.

   Salary. The salary of top management in fiscal 1999 was set by the board of directors based on DSL.net's financial position and execution of the DSL.net business plan. In early 1999, based on DSl.net's short operating history and the need to conserve capital resources, salaries of top management were established at rates the board of directors believed comparable to the top management of other "start up" companies. As DSL.net completed rounds of financing through the issuance of preferred stock and our initial public offering, the salary levels of certain executives reflected the improved financial position of DSL.net.

   Equity Interests. Executives are eligible to receive stock option grants or other stock awards under DSL.net's 1999 Stock Plan. This program is designed to provide long-term performance and retention incentives for top management. An executive's participation in this program is determined by the compensation committee, subject to approval of the board of directors.

   Executives participating in the 1999 Stock Plan receive stock option grants in amounts determined by the compensation committee and approved by the board of directors. The stock options granted to executives pursuant to the 1999 Stock Plan have an exercise price equal to the fair market value of DSL.net's common stock at the time of grant. Generally, options granted are immediately exercisable subject to (i) with respect to incentive stock options, the maximum aggregate value of such options which may under current law become exercisable in any one year and (ii) our right to repurchase 100% of such shares until one year following either the date of grant or the one year employment anniversary of the person, at which time our right to repurchase terminates with respect to 25% of the shares originally granted. Thereafter, DSL.net's right to repurchase terminates monthly over each of the next thirty-six months with respect to approximately 2.08% of the shares originally granted under the option. In the event the immediate exercisability of any incentive stock option is limited under law, options to purchase shares of our common stock which do not become immediately exercisable shall become exercisable in successive years until all such options are exercisable, subject to our right to repurchase as previously described.

   Bonuses. DSL.net did not have an established bonus plan in fiscal 1999. At the discretion of the DSL.net board of directors, bonuses were paid to certain executives in recognition of the executive's performance and in connection with the recruitment of the executive.

Chief Executive Officer's Compensation

   Mr. Struwas' compensation for fiscal 1999 was determined in accordance with the executive compensation program described above.

   Salary. Mr. Struwas' fiscal 1999 salary was initially set at $95,000 per year. After the successful completion of the DSL.net initial public offering in October 1999 and reviewing the progress of DSL.net's business plan, Mr. Struwas' salary was increased to $200,000 per year.

   Equity Interests. In March 1999, we issued 436,256 shares of restricted common stock to Mr. Struwas having a fair market value as determined by the board of directors at such time of approximately $44,585, including amounts equal to taxes due. After this issuance, Mr. Struwas held 3,999,000 shares of DSL.net common stock, some of which are subject to our right to repurchase, which right terminates at various times through March 15, 2002.

   Bonus. Mr. Struwas did not receive a bonus in fiscal 1999.

   Mr. Struwas's total compensation for fiscal 1999 is set out in detail in the Summary Compensation Table above.

Compliance with Internal Revenue Code Section 162(m)

   In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, DSL.net cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. DSL.net has considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code, and it is DSL.net's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m).

                                             BOARD OF DIRECTORS:

                                             Paul K. Sun

                                             David F. Struwas

                                             Robert Gilbertson

                                             William J. Marshall

                                             James D. Marver

                                             William Seifert

   See page 4 for information concerning the compensation of our directors.

Certain Relationships and Related Transactions

   Our board of directors reviewed salaries and incentive compensation for our employees during 1999 until our compensation committee was formed in September 1999. Each of John Jaser, a founder and our Vice President, Technology, Paul Sun, our Chairman and Chief Technology Officer and Mr. Struwas, our President and Chief Executive Officer, participated in deliberations of our board of directors concerning executive compensation in 1999. Other than Mr. Jaser, none of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity, whose executive officers served as a director or member of our compensation committee. Mr. Jaser was our sole director and president for a portion of 1998 and a director for a portion of 1999 and also a director and executive officer of FutureComm, Inc.

   Our current compensation committee consists of Messrs. Gilbertson and Seifert. All decisions of the compensation committee are currently subject to the review and approval of our board of directors.

   In connection with our formation in 1998, we issued and sold 2,544,817 shares of common stock for a purchase price of $250 to John Jaser, a founder and currently our Vice President, Technology. In addition, we issued and sold 2,544,817 shares of common stock for a purchase price of $250 to Felix Tang, a founder and currently our Director of Network Engineering.

   In addition, we issued 20,000 shares of a prior series A preferred stock for an aggregate of $50,000 to another founder, Paul Sun, who currently is the Chairman of the board of directors and Chief Technology Officer.

   In anticipation of our Series A preferred stock financing, in December 1998 Mr. Sun exchanged 20,000 shares of a prior series A preferred stock for 7,634,451 shares of our common stock, 5,598,597 shares more than he was entitled to under the terms of the prior series A preferred stock. As a result, we incurred a compensation charge equal to $1,400,000. In January 1999, Mr. Tang purchased 8 shares of common stock for an aggregate purchase price of $0.02.

   In November 1998, we issued a convertible promissory note in the aggregate principal amount of $41,667 and a warrant to purchase 10,416 shares of Series A preferred stock at an exercise price of $1.00 per share to VantagePoint Venture Partners, 1996, L.P. In addition, we issued a convertible promissory note in the aggregate principal amount of $83,333 and a warrant to purchase 20,834 shares of Series A preferred stock at an exercise price of $1.00 per share to VantagePoint Communications Partners, L.P. Messrs. Marver and Marshall, two of our directors, are members of the general partners of each of these VantagePoint entities. Each of the notes issued to the VantagePoint entities provided for interest at 6.0% and was repayable on demand beginning on January 8, 1999. Each of these notes was cancelled in January 1999 in connection with the Series A preferred stock financing described below. Upon completion of our initial public offering on October 12, 1999, the warrants became exercisable in whole or in part, at any time or from time to time, until November 18, 2003, for an aggregate of 83,314 shares of common stock at an exercise price of $0.375 per share.

   Concurrently with the issuance of the convertible promissory notes and warrants to the VantagePoint entities, we issued three convertible promissory notes in the aggregate principal amount of $225,000 and contractual rights to warrants to purchase an aggregate of 56,250 shares of Series A preferred stock at an exercise price of $1.00 per share. Of that amount, one convertible demand promissory note in the principal amount of $100,000 and a contractual right to a warrant to purchase 25,000 shares of Series A preferred stock was issued to Robert Gilbertson, one of our directors.

   In January 1999, convertible promissory notes issued in November 1998 were automatically converted into an aggregate of 225,000 shares of Series A preferred stock, of which Mr. Gilbertson, one of our directors, was issued 100,000 shares. Upon completion of our initial public offering on October 12, 1999, the 225,000 shares of Series A preferred stock converted into 599,850 shares of common stock.

   In addition, as a result of the exercise of the contractual rights we granted in November 1998, we issued warrants to purchase an aggregate of 56,250 shares of Series A preferred stock at an exercise price of $1.00 per share. Of this amount, a warrant to purchase 25,000 shares of Series A preferred stock at an exercise price of $1.00 per share was issued to Mr. Gilbertson. The warrant issued to Mr. Gilbertson has been exercised.

   In December 1998, we issued 508,963 shares of common stock to Mr. Jaser in exchange for his promissory note dated December 29, 1998 in the principal amount of $955, and 3,562,744 shares of common stock to David Struwas in exchange for his promissory note dated December 29, 1998 in the principal amount of $6,682. Each promissory note bore interest at 5.56% per annum. We incurred compensation expense in an aggregate amount of $1,015,635, the deemed fair market value of the stock issued to Messrs. Jaser and Struwas less the aggregate principal amount(s) of the notes. Simultaneously with the issuance of this common stock, we entered into agreements with each of Mr. Jaser and Mr. Struwas that provided for additional compensation, after taxes, in the amount of $955 and $6,682, respectively, plus interest of 5.56% per annum from the date of the agreement until the date of payment. The promissory notes of each of Mr. Jaser and Mr. Struwas were cancelled in January 1999 in full satisfaction of our obligations for additional compensation and the related interest under each of these agreements. We incurred compensation expense in an aggregate amount of $7,637 at the time these promissory notes were forgiven.

   In January 1999, we issued 1,166,667 shares of Series A preferred stock and a warrant to purchase 1,166,667 shares of a prior series B preferred stock to VantagePoint Venture Partners 1996, L.P. for aggregate consideration of $1,166,667. These shares and warrants were subsequently exchanged in April 1999, for 2,166,667 shares of Series B preferred stock. In addition, we issued 2,333,333 shares of Series A preferred stock and a warrant to purchase 2,333,333 shares of a prior series B preferred stock to VantagePoint Communications Partners, L.P. for aggregate consideration of $2,333,333. These shares and warrants were subsequently exchanged in April 1999 for 4,333,333 shares of Series B preferred stock. A portion of the aggregate consideration paid by VantagePoint Venture Partners 1996, L.P. and VantagePoint Communications Partners, L.P. was in the form of the cancellation of each of the convertible promissory notes issued by DSL.net in November 1998. At the time of the exchange, the exchange rate was below the deemed fair market value of the stock. In addition, in January 1999, certain shares of common stock owned by Messrs. Jaser, Struwas, Tang and Sun were made subject to vesting based on tenure and certain performance criteria under a stockholders' agreement described below.

   In March 1999, we issued 436,256 shares of common stock to Mr. Struwas having a fair market value as determined by the board of directors at the time of issuance of approximately $44,585, including an amount equal to taxes due on such amount. Based on subsequent events, we recorded compensation expense of $602,587 related to this issuance.

   In April 1999, in connection with a recapitalization to adjust the share ownership of each stockholder and the removal of certain vesting restrictions based on performance criteria contained in the stockholders' agreement described below, Mr. Jaser surrendered 867,660 shares of common stock, Mr. Tang surrendered 731,945 shares of common stock and Mr. Sun surrendered 1,502,651 shares of common stock to DSL.net.

   In April 1999, we issued an aggregate of 2,785,516 shares of Series C preferred stock at a price of $3.59 per share, for aggregate consideration of $10,000,002. Of that amount, we issued 185,701 shares to VantagePoint Venture Partners 1996, L.P., 371,402 shares to VantagePoint Communications Partners, L.P. and 1,392,758 shares to Prism Venture Partners II, L.P. Mr. Seifert, one of our directors, is a managing director of the general partner of Prism Venture Partners II, L.P. We also issued 819,778 shares to Oak Investment Partners VIII, L.P. and 15,877 shares to Oak VIII Affiliates Fund L.P.

   In May 1999, we issued an aggregate of 2,868,069 shares of Series D preferred stock at a purchase price of $10.46 per share, for aggregate consideration of $30,000,002, including a secured promissory note of VantagePoint Venture Partners III (Q), L.P., an affiliate of VantagePoint Venture Partners 1996, L.P. and VantagePoint Communications Partners, L.P., in an aggregate principal amount of $5,999,429. Messrs. Marver and Marshall are members of the general partner of this VantagePoint entity. Of that amount, we issued 191,204 shares to VantagePoint Venture Partners, 1996, L.P., 382,410 shares to VantagePoint Communications Partners, L.P., 573,614 shares to VantagePoint Venture Partners III (Q), L.P. and 95,602 shares to Prism Venture Partners II, L.P. We also issued 515,823 shares of Series D preferred stock to Oak Investment Partners VIII, L.P. and 9,990 shares of Series D preferred stock to Oak VIII Affiliates Fund, L.P. VantagePoint Venture Partners III (Q), L.P. paid the secured promissory note in full on May 28, 1999.

   In June 1999, we issued an aggregate of 95,603 shares of Series D preferred stock to Raymond C. Allieri, our Senior Vice President, Sales and Marketing, at a purchase price of $10.46 per share, for aggregate consideration of $1,000,007, including a secured promissory note in an aggregate principal amount of $999,911. The promissory note provided for interest at 6.00% per annum and was paid in full on July 16, 1999.

   Upon the completion of our initial public offering on October 12, 1999, our outstanding convertible preferred stock automatically converted into 35,909,761 shares of common stock.

   In January 1999, Messrs. Jaser, Tang, Sun and Struwas entered into a shareholders' agreement which subjected 1,266,350, 1,055,291, 3,060,347 and 1,477,410 shares of common stock held by them, respectively, to vesting pro-rata over 38 months. In addition, 1,454,181, 1,211,825, 3,635,451 and 1,696,544 shares of common stock held by them, respectively, became subject to vesting over 84 months, or earlier if certain gross revenue and EBITDA targets were achieved. In April 1999, the vesting provisions relating to the shares vesting over 84 months were removed in connection with an amended and restated shareholders' agreement and the recapitalization discussed above. In addition, the shareholders' agreement provides that all unvested shares will vest and the right to repurchase will terminate upon a change in control.

   In connection with the preferred stock financings, we entered into an investors' rights agreement in which we granted registration rights to certain holders of preferred stock and common stock and which contained certain other covenants which terminated upon the completion of our initial public offering on October 12, 1999.

   We also entered into a voting agreement under which the parties agreed to elect nominees of certain holders to the board of directors. In addition, we entered into a right of first refusal and co-sale agreement which gave us and certain stockholders a right of first refusal and a right to sell shares in connection with any sale of shares held by Messrs. Jaser, Struwas, Sun and Tang. Each of these agreements terminated upon the completion of our initial public offering on October 12, 1999.

   In January 1999, we entered into an agreement with FutureComm, Inc., a Connecticut corporation, under which FutureComm, Inc. transferred and assigned all of its interest in certain equipment, agreements, licenses and intellectual property in return for payment of approximately $28,000. Mr. Jaser is the sole stockholder and director of FutureComm, Inc. and Mr. Jaser and Mr. Tang are officers of FutureComm, Inc.

   We are party to an agreement, dated as of April 1, 1999, with Noochee Solutions, Inc. (formerly DMW Worldwide, Inc.) under which we license software for use in connection with our operations support systems. In addition, Noochee will install and modify the software, and provide training, maintenance and support services in connection with the software. We have made payments of approximately $563,000 in connection with this agreement. We are currently renegotiating the terms of this agreement and future payments, if any, will be subject to the results of our negotiations. Two of our stockholders, VantagePoint Venture Partners 1996, L.P. and VantagePoint Communications Partners, L.P., in the aggregate, own in excess of 5% of the capital stock of Noochee. Mr. Marshall and Mr. Marver, affiliates of VantagePoint Venture Partners 1996, L.P. and VantagePoint Communications Partners, L.P., are also members of our board of directors. In addition, Mr. Marver is a director of Noochee.

   We have adopted a policy whereby all future transactions between us and our officers, directors and affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the board of directors.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the monthly change in the cumulative total stockholder return on DSL.net's common stock during the period from our initial public offering (October 6, 1999) through December 31, 1999, with the cumulative total return on (i) the Nasdaq Stock Market and (ii) the Nasdaq Telecommunications Index. The comparison assumes that $100 was invested on October 6, 1999 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

              COMPARISON OF MONTHLY CUMULATIVE TOTAL RETURN AMONG
             DSL.NET INC., THE NASDAQ MARKET INDEX, AND THE NASDAQ
                         TELECOMMUNICATIONS INDEX(1)(2)

                           [STOCK PERFORMANCE GRAPH]

                                     Cumulative Total Return
                              ------------------------------------
                              10/6/99    10/99     11/99     12/99
DSL.NET, INC.                  100.00    128.33    251.67    192.51
NASDAQ STOCK MARKET (U.S.)     100.00    103.55    115.65    141.52
NASDAQ TELECOMMUNICATIONS      100.00    113.10    119.95    138.76

--------
(1) Prior to October 6, 1999, our common stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of DSL.net under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but DSL.net is not responsible for any errors or omissions in such information.

                     RATIFICATION AND SELECTION OF AUDITORS

   The board of directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2000. It is expected that a member of the firm will be present at the annual meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the independent public accountants of DSL.net is not required under Delaware law or under our Amended and Restated Certificate of Incorporation or our Amended and Restated By-Laws. If you do not ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants of DSL.net for the fiscal year ending December 31, 2000, the board of directors will evaluate what would be in the best interests of DSL.net and its stockholders and consider whether to select new independent public accountants for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before considering changing independent public accountants. The board of directors recommends a vote FOR the ratification of this selection.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of DSL.net must be received at our principal executive offices not later than December 27, 2000. The deadline for providing timely notice to DSL.net of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of DSL.net is December 27, 2000. In order to curtail controversy as to the date on which a proposal was received by DSL.net, it is suggested that proponents submit their proposals by Certified Mail-- Return Receipt Requested.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires DSL.net's directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish DSL.net with copies of all such filings. Based solely on our review of copies of such filings received with respect to the fiscal year ended December 31, 1999 and written representations from certain persons, DSL.net believes that all such persons complied with all
Section 16(a) filing requirements in the fiscal year ended December 31, 1999.

                           EXPENSES AND SOLICITATION

   The cost of solicitation of proxies will be borne by DSL.net, and in addition to soliciting stockholders by mail, the directors, officers and other employees of DSL.net may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by directors, officers and other employees of DSL.net may also be made of some stockholders of DSL.net in person or by mail, telephone or telegraph following the original solicitation. DSL.net may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of stock of DSL.net held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. DSL.net may also retain an independent proxy solicitation firm to assist in the solicitation of proxies. If such a firm is retained, DSL.net will pay such firm a fee, plus reimbursement of reasonable costs and expenses.

                                 OTHER BUSINESS

   The board of directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                                 DSL.NET, INC.
                   Proxy for annual meeting of Stockholders
                                 May 25, 2000

     The undersigned hereby appoints Robert Q. Berlin and Stephen Zamansky, and each of them singly, proxies, with full power of substitution to vote all shares of stock of DSL.net, Inc. (the "Company") which the undersigned is entitled to vote at the annual meeting of Stockholders of the Company to be held on Thursday, May 25, 2000, at 10:00 a.m. Eastern time, at the Omni New Haven Hotel at Yale, 155 Temple Street, New Haven, Connecticut 06510, and at any adjournments thereof, upon matters set forth in the Notice of annual meeting of Stockholders and Proxy Statement dated April 25, 2000, a copy of which has been received by the undersigned.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                 ---------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                 ---------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                                 DSL.NET, INC.

                                 May 25, 2000

              . Please Detach and Mail in the Envelope Provided .


                                                        WITHHOLD
                               FOR all nominees         AUTHORITY
                            listed at right (except  to vote for all
                               as marked to the          nominees
                                contrary below)      listed at right

A  [X]  Please mark your             [ ]                   [ ]
        votes as in this
        example.

1. ELECTION
   OF
   DIRECTORS

(INSTRUCTIONS: to withhold authority to vote for any individual nominee print that nominee's name on the space provided below)

------------------------------------------------

Nominees:
To elect two members to the board of directors to
serve for one-year terms as Class I Directors:
     William Seifert
     Paul K. Sun
To elect two members to the board of directors to
serve for two-year terms as Class II Directors:
     Robert Gilbertson
     William J. Marshall
To elect two members to the board of directors to
serve for three-year terms as Class III Directors:
     James D. Marver
     David F. Struwas
                                                  FOR   AGAINST   ABSTAIN

2. To ratify the selection of the firm of         [ ]     [ ]       [ ]
   PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2000.

3. To transact such other business as may properly come before the annual meeting and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW      [ ]

I/We will attend the annual meeting. YES [ ]  NO [ ]

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder(s)                            DATE               2000
                           --------------------------       -------------

Note: Please sign exactly as name appears below. Joint owners must both sign.
      Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.